Exhibit 99.1
Benson Hill Announces First Quarter 2023 Financial Results
•Reported revenues increased 104 percent year-over-year to approximately $135 million, including an increase of 80 percent in proprietary revenues.
•Reported gross profit was $9.5 million ($4.3 million when excluding an approximate $5.2 million impact from open mark-to-market timing differences).
•The Company improved its 2023 guidance for Adjusted EBITDA and free cash flow.
ST. LOUIS, MO – May 10, 2023 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended March 31, 2023.
“Our first quarter results represent a continuation of the momentum created in 2022,” said Matt Crisp, Chief Executive Officer of Benson Hill. “We are confident this year can represent an inflection point for proprietary revenue growth and margin expansion as we lean into the capabilities of our closed-loop model and realize a greater anticipated contribution from partnership and licensing agreements.”
First Quarter Results Compared to the Same Period of 2022
The following financial results exclude the pending divestiture of the Fresh business announced on January 3, 2023, which is now recorded as discontinued operations. The impact of open mark-to-market timing differences on the profit and loss statement and reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.
•Revenues were $134.6 million, an increase of $68.5 million, or 103.6 percent. Strong demand from customers and greater availability of proprietary soy ingredients, meal and edible oil products resulted in an 80 percent increase in proprietary revenues to $25.3 million. Non-proprietary revenues increased more than 100 percent from a continuation of favorable soy and yellow pea commodity prices and strong operational execution. Reported revenues include a favorable $6.7 million impact from open mark-to-market timing differences.
•Gross profit was $9.5 million, an increase of $18.5 million. Excluding an approximate $5.2 million favorable impact from open mark-to-market timing differences, gross profit was $4.3 million and gross margins were approximately 3.4 percent. Favorable top line growth, proprietary revenue mix, and contributions from partnership and licensing agreements were partially offset by ongoing inflationary and supply chain pressures.
•Operating expenses were $28.8 million, a decrease of $3.7 million. The majority of the improvement was from actions associated with the Company’s Liquidity Improvement Plan. Approximately $6.1 million of operating expense in the quarter related to non-cash items primarily stock compensation and depreciation.
◦Selling, general and administrative expenses were $16.2 million, a decrease of $4.1 million or 20.2 percent.
◦R&D expenses were $12.6 million, an increase of $0.3 million or 2.8 percent.
•Inclusive of open mark-to-market timing differences, net loss from continuing operations was $4.8 million, a decrease in loss of $12.6 million or 72.2 percent. Adjusted EBITDA was a loss of $10.7 million, or an approximate loss of $16.0 million when excluding the impact from open mark-to-market timing differences.
•Cash, restricted cash, and marketable securities of $131.0 million were on hand as of March 31, 2023.

2023 Outlook
Excludes the Fresh business which is classified as discontinued operations.
Management reaffirmed its guidance for proprietary revenues in the range of $100 million to $110 million, a 40 percent to 50 percent increase over the prior year. Consistent with prior guidance, non-proprietary revenues are expected to decline moderately in favor of proprietary products, which sets the expectation for consolidated revenues to be in the range of $390 million to $430 million.
Consistent with prior guidance, consolidated gross profit is expected to be in the range of $20 million to $30 million driven by anticipated increases in proprietary sales, greater anticipated contribution from partnership and licensing agreements, and favorable soy commodity markets for non-proprietary product sales. This outlook includes assumptions for a continuation of inflationary pressures and challenges in supply chain logistics.
The Company has taken actions to realize an annual run rate cash savings of more than $10 million from its Liquidity Improvement Plan, which is now expected to lower full year operating expenses to a range of $115 million to $120 million. As a result, management has improved its expected net loss from continuing operations to a range of $115 million to $125 million, Adjusted EBITDA loss to a range of $53 million to $58 million, and free cash flow outflow to a range of $110 million to $118 million.
Webcast
A webcast of the earnings conference call will begin at 8:30 a.m. EDT today. The link to participate is available on the Investor Relations page of the Company’s website.
About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.
Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s condensed consolidated financial statements and publicly filed reports in their entirety.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s current guidance regarding certain expected 2023 financial and operating results, including guidance regarding consolidated, proprietary and non-proprietary revenues, anticipated contribution from partnership and licensing agreements, margins, consolidated gross profit, net loss from continuing operations, Adjusted EBITDA, run rate cash savings, operating expenses, and free cash flow; statements regarding the Company’s current expectations and assumptions regarding the industries and markets in which it operates, and macro-economic trends, including regarding commodity markets and inflationary pressures; projections of market opportunity and supply chain constraints; statements regarding the Company’s Liquidity Improvement Plan, actions to implement such plan, and the anticipated benefits of such plan; expectations regarding revenue and gross profit mix; expectations regarding future costs and uses of free cash flow; expectations regarding the unwinding of mark-to-market timing differences and the Company’s assessment of its futures contracts; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook and financial and other guidance. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to: risks associated with the Company’s Liquidity Improvement Plan, including potentially adverse impacts on the Company’s business and prospects even if such plan is successful; the risk that the Company’s actions relating to its Liquidity Improvement Plan may be insufficient to achieve the objectives of such plan; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; the risk that the Company will be unable to renegotiate or retire any of its existing debt by entering into an amended or new facility in a timely manner, on favorable terms, or at all; risks relating to the failure to realize the anticipated benefits of the Company’s shelf registration statement, including its at-the-market facility, or otherwise fail to raise equity or other capital to supplement its cash needs; risks relating to the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the risk that the Company will not realize the anticipated benefits of the divestiture of the Fresh business, including risks relating to the failure to satisfy the conditions to the consummation of the pending transaction to sell the remaining assets of the Fresh business, and the risk that such transaction may not be completed in a timely manner or at all; risks associated with managing capital resources; risks associated with maintaining relationships with customers and suppliers and developing and maintaining partnering and licensing relationships; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s ability to generally execute on its business strategy; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; risks associated with the Company’s transition to becoming a public company; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.
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Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(USD In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments and thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The Company recorded the fair value of acquired sales and purchase contracts in the acquisition of the Company’s Creston, Iowa location, which are amortized, not marked-to-market, to revenues and cost of sales to the physical contracts.
The table below summarizes the pre-tax gains and losses related to derivatives and contract assets and liabilities:

	Three Months Ended March 31, 2023
		Open Mark-to-Market Timing Differences
	Reported	Impact	Excluding
Revenues	$134,643	$6,725	$127,918
Gross profit	$9,523	$5,229	$4,294
Total operating expenses	$28,809	$—	$28,809
Net loss from continuing operations	$(4,845)	$5,229	$(10,074)
Adjusted EBITDA	$(10,733)	$5,229	$(15,962)
•See Adjusted EBITDA reconciliation in the accompanying financial tables.

Benson Hill, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(USD In Thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$20,399	$25,053
Marketable securities	89,873	132,121
Accounts receivable, net	28,986	28,591
Inventories, net	54,549	62,110
Prepaid expenses and other current assets	30,490	29,346
Current assets held for sale	22,832	23,507
Total current assets	247,129	300,728
Property and equipment, net	99,366	99,759
Finance lease right-of-use assets, net	64,860	66,533
Operating lease right-of-use assets	5,008	1,660
Goodwill and intangible assets, net	27,189	27,377
Other assets	5,362	4,863
Total assets	$448,914	$500,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,794	$36,717
Current finance lease liabilities	3,514	3,318
Current operating lease liabilities	679	364
Current maturities of long-term debt	2,244	2,242
Accrued expenses and other current liabilities	19,010	33,435
Current liabilities held for sale	13,975	16,441
Total current liabilities	59,216	92,517
Long-term debt	103,447	103,991
Long-term finance lease liabilities	76,087	76,431
Long-term operating lease liabilities	4,292	1,291
Warrant liability	9,107	24,285
Conversion option liability	1,572	8,091
Deferred tax liabilities	295	283
Other non-current liabilities	259	129
Total liabilities	254,275	307,018
Stockholders’ equity:
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 207,459 and 206,668 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	21	21
Additional paid-in capital	612,385	609,450
Accumulated deficit	(411,528)	(408,474)
Accumulated other comprehensive loss	(6,239)	(7,095)
Total stockholders’ equity	194,639	193,902
Total liabilities and stockholders’ equity	$448,914	$500,920

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(USD In Thousands, Except Per Share Information)

	Three Months Ended March 31,
	2023	2022
Revenues	$134,643	$66,126
Cost of sales	125,120	75,061
Gross profit (loss)	9,523	(8,935)
Operating expenses:
Research and development	12,642	12,295
Selling, general and administrative expenses	16,167	20,255
Total operating expenses	28,809	32,550
Loss from operations	(19,286)	(41,485)
Other (income) expense:
Interest expense, net	6,372	6,388
Loss on extinguishment of debt
Change in fair value of warrants and conversion options	(21,696)	(31,741)
Other (income) expense, net	868	1,331
Total other (income) expense, net	(14,456)	(24,022)
Net loss from continuing operations before income tax	(4,830)	(17,463)
Income tax expense (benefit)	15	(39)
Net loss from continuing operations, net of tax	(4,845)	(17,424)
Net (loss) income from discontinued operations, net of tax	1,791	848
Net loss	$(3,054)	$(16,576)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations	$(0.03)	$(0.11)
Basic and diluted net income per common share from discontinued operations	$0.01	$0.01
Basic and diluted net loss per common share	$(0.02)	$(0.10)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	187,113	160,711

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(USD In Thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(3,054)	$(16,576)
Foreign currency:
Comprehensive loss	—	(65)
	—	(65)
Marketable securities:
Comprehensive income (loss)	1,906	(3,766)
Adjustment for net income (losses) realized in net loss	(1,050)	1,207
	856	(2,559)
Total other comprehensive income (loss)	856	(2,624)
Total comprehensive loss	$(2,198)	$(19,200)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(USD In Thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(3,054)	$(16,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,263	5,404
Stock-based compensation expense	2,814	5,683
Bad debt expense	(228)	156
Change in fair value of warrants and conversion option	(21,696)	(31,741)
Accretion and amortization related to financing activities	2,018	2,907
Other	1,700	4,026
Changes in operating assets and liabilities:
Accounts receivable	(1,188)	(3,245)
Inventories	11,663	(5,054)
Other assets and other liabilities	(1,289)	(540)
Accounts payable	(18,471)	(7,540)
Accrued expenses	(15,225)	(6,672)
Net cash used in operating activities	(37,693)	(53,192)
Investing activities
Purchases of marketable securities	(23,277)	(84,991)
Proceeds from maturities of marketable securities	25,997	4,575
Proceeds from sales of marketable securities	38,927	73,196
Payments for acquisitions of property and equipment	(2,680)	(3,360)
Payments made in connection with business acquisitions	—	(1,034)
Other	27	—
Net cash provided/(used) by/in investing activities	38,994	(11,614)
Financing activities
Contributions from PIPE Investment, net of transaction costs $18 in 2022	—	84,967
Principal payments on debt	(843)	(1,316)
Proceeds from issuance of debt, net of issuance costs	(2,000)	4,078
Borrowing under revolving line of credit	—	5,726
Repayments under revolving line of credit	—	(3,916)
Repayments of financing lease obligations	(794)	(290)
Proceeds from the exercise of stock awards and withholding taxes for the net share settlement	122	636
Net cash (used)/provided in/by financing activities	(3,515)	89,885
Effect of exchange rate changes on cash	—	(65)
Net (decrease) increase in cash and cash equivalents	(2,214)	25,014
Cash, cash equivalents and restricted cash, beginning of period	43,321	78,963
Cash, cash equivalents and restricted cash, end of period	$41,107	$103,977

Supplemental disclosure of cash flow information
Cash paid for interest	$4,698	$2,473
Supplemental disclosure of non-cash activities
PIPE Investment issuance costs included in accrued expenses and other current liabilities	$—	$4,143
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$326	$3,104

Benson Hill, Inc.
Non-GAAP Reconciliation
(USD In Thousands)

This press release contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, change in fair value of warrants and conversion option, and the impact of significant non-recurring items. The Company defines free cash flow as net cash used in (provided by) operating activities minus capital expenditures.
Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA are as follows:

	Three Months Ended March 31,
	2023	2022
Net loss from continuing operations	$(4,845)	$(17,424)
Interest expense, net	6,372	6,388
Income tax expense (benefit)	15	(39)
Depreciation and amortization	5,263	4,892
Stock-based compensation	2,814	5,683
Change in fair value of warrants and conversion option	(21,696)	(31,741)
Other	1,344	1,100
Total Adjusted EBITDA	$(10,733)	$(31,141)

Adjustments to reconcile estimated 2023 net loss from continuing operations to estimated Adjusted EBITDA are as follows:

	2023 Estimate*
Net loss from continuing operations	$(115,000)	to	$(125,000)
Interest expense, net	27,000	to	29,000
Depreciation and amortization	21,000	to	23,000
Stock-based compensation	14,000	to	15,000
Total Adjusted EBITDA	$(53,000)	to	(58,000)

Adjustments to reconcile estimated 2023 free cash flow are as follows:

	2023 Estimate*
Net loss from continuing operations	$(115,000)	to	(125,000)
Depreciation and amortization	21,000	to	23,000
Stock-based compensation	14,000	to	15,000
Changes in working capital	(12,000)	to	(14,000)
Other	2,000	to	8,000
Net Cash Used in Operating Activities	$(90,000)	to	(93,000)
Payments for acquisition of property and equipment	20,000	to	25,000
Free Cash Flow	$(110,000)	to	(118,000)

* Categories such as income tax expense (benefit) and changes in fair value of warrants and conversion option, and significant non-recurring items may impact the actual full-year non-GAAP reconciliation for both Adjusted EBITDA and Free Cash Flow. These amounts cannot be estimated at this time.